UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/03/2011

Tessera Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50460

Delaware	16-1620029
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3025 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 321-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On October 3, 2011, Tessera Technologies, Inc. announced that that on September 30, 2011 the U.S. Court of Appeals for the Federal Circuit reversed a lower court that had dismissed a lawsuit brought by Powertech Technology Inc. ("PTI") against Tessera, Inc. In March 2010, PTI filed a lawsuit in U.S. District Court seeking a declaration of noninfringement and invalidity regarding a single Tessera, Inc. patent, U.S. Patent No. 5,663,106. The District Court dismissed the lawsuit on procedural grounds, namely, a lack of subject matter jurisdiction. On appeal, the Court of Appeals disagreed, and remanded the matter back to the District Court for further proceedings. The appellate court's decision is not a ruling on the merits of PTI's claims regarding U.S. Patent No. 5,663,106.

The foregoing description is qualified in its entirety by reference to the registrant's Press Release dated October 3, 2011, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.                 Description

99.1                 Press Release dated October 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tessera Technologies, Inc.

Date: October 03, 2011	By:	/s/ Michael Anthofer
Michael Anthofer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated October 3, 2011